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                                                                   EXHIBIT 14(A)


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus of the Excelsior Latin America Fund and Excelsior Emerging Markets Fund (two of the International Funds constituting Excelsior Funds, Inc.) and "Independent Auditors" and "Financial Statements" in the Excelsior Funds, Inc. Statement of Additional Information and to the incorporation by reference therein of our report dated May 10, 2002 with respect to those financial statements and financial highlights included in the Excelsior Funds International Equity Portfolios 2002 Annual Report dated March 31, 2002, which Prospectus, Statement of Additional Information, and report are incorporated by reference in the Combined Proxy Statement/Prospectus included in this Registration Statement on Form N-14 of Excelsior Funds, Inc.

/s/ Ernst & Young LLP
Boston, Massachusetts
November 22, 2002